UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2018

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

Effective October 1, 2018, Endurance Exploration Group, Inc. (“EXPL”) through a newly formed entity (or, “Affiliate”), has entered into a joint-venture with Global Marine Archaeological Research, LLC.  (“GMAR”)

The newly formed entity, Caird Exploration, Inc. (“Caird” or “JV”), will initially be fifty percent (50%) each owned by EXPL and GMAR. EXPL will issue and contribute 12,000,000 restricted shares of its common stock to the JV in exchange for its ownership interest in the JV, and GMAR will assign and transfer to the JV all of its rights, title, and intellectual property including sonar data, photographic data, research, agreements, and all other intellectual property relating to a number of shipwrecks which have been previously located by GMAR; and, the same data and rights concerning a specified, non-located shipwreck (“Primary Target”) having been extensively searched for by GMAR.  The previously located shipwrecks are located in international waters, off the coast of the Southeastern USA, and are located at depths up to 5,000 feet. The Primary Target is expected to be located in the same general area.  EXPL will post selected photographs and photo-mosaics of certain of the found shipwreck targets to its social media sites, including: https://www.facebook.com/pg/EnduranceExplorationGroup/posts

In addition to the JV formation, EXPL has directly acquired from GMAR a General Dynamics Bluefin 12 Autonomous Underwater Vehicle (“AUV”). The AUV represents a state of the art subsea survey system, capable of autonomously conducting side scan sonar surveys, photographing targets, and conducting other complex sensor surveys in depths up to 1,500 meters, or approximately 5,000 feet of water.  The AUV will be utilized by the JV for the continued search for the JV’s Primary Target; will be utilized by EXPL in future survey missions for new, deep-water shipwreck targets it wishes to search for, explore, and survey; and, will be offered for charter to commercial users who wish to utilize the system.  EXPL notes that the replacement cost for a new General Dynamics Bluefin 12D AUV system, with similar features, is estimated to exceed three million dollars.  Additional general information regarding the Bluefin AUV systems can be found on the General Dynamics website: https://gdmissionsystems.com/en/products/underwater-vehicles/bluefin-12-d-autonomous-underwater-vehicle

Based upon equipment availability, funding, weather, and other logistic considerations, EXPL, operating through the JV, intends to inspect each of the previously located shipwreck targets that are being contributed to the JV by GMAR, and, if warranted, conduct salvage operations on each target.  Additionally, the JV will continue to search for the JV’s Primary Target, as resources allow.

EXPL CEO, Micah J. Eldred, commented, “We are pleased to enter into these joint venture and equipment purchase contracts with GMAR.  This series of transactions immediately provides EXPL with a number of already located, potentially valuable, shipwreck salvage projects that considerably expands our growing portfolio of known wreck-sites.  Beyond the already found shipwrecks subject to this agreement, we are very excited to be spearheading the continued search for the Primary Target, which, if found, could prove to be our most valuable target.  Additionally, the purchase of the General Dynamics Bluefin 12D AUV will allow EXPL to conduct deeper water surveys, in up to 1,500 meters of water depth, utilizing state of the art systems, which will open up larger swaths of the ocean seabed we can search and survey.”

GMAR CEO, Daniel Taylor, commented, “We are thrilled to have formed this partnership with Endurance Exploration Group, Inc.  The synergies created by the formation of Caird Exploration, Inc. will undoubtedly accelerate the strategic objectives of both GMAR and EXPL”

Cautionary Information Regarding Forward-Looking Statements.

This press release / 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this Form 8-K are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of October 1, 2018. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this Form 8-K as the result of new information or future events or developments.

ENDURANCE EXPLORATION GROUP, INC

15500 Roosevelt Blvd, Suite 301

Clearwater, FL 33760

727-533-5555

(OTCQB: EXPL)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1

Caird Exploration, Inc. Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: October 1, 2018	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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